Chewy Announces Fiscal Fourth Quarter and Full Year 2025 Financial Results

PLANTATION, Fla., March 25, 2026 (BUSINESS WIRE) — Chewy, Inc. (NYSE: CHWY) (“Chewy”), a trusted destination for pet parents and partners everywhere, has released its financial results for the fiscal fourth quarter and full year 2025 ended February 1, 2026.

Fiscal quarter and year ended February 1, 2026 had 13 and 52 weeks, respectively. Fiscal quarter and year ended February 2, 2025 had 14 and 53 weeks, respectively. Year over year results for Fiscal Q4 2025 and Fiscal Year 2025 below compares US GAAP basis results, unless otherwise normalized for 13-weeks or 52-weeks pro-rata.

Fiscal 2025 Results:

•Net sales of $12.60 billion improved 6.2 percent year over year or 8.3 percent on a normalized 52-week basis
•Gross margin of 29.8 percent expanded 60 basis points year over year
•Net income of $222.8 million, including share-based compensation expense and related taxes of $311.2 million
•Net margin of 1.8 percent contracted 150 basis points year over year(2)
•Basic earnings per share of $0.54, a decrease of $0.39 year over year(2)
•Diluted earnings per share of $0.52, a decrease of $0.39 year over year(2)
•Adjusted EBITDA (1) of $719.2 million, an increase of $148.7 million year over year
•Adjusted EBITDA margin (1) of 5.7 percent expanded 90 basis points year over year
•Adjusted net income (1) of $540.5 million, an increase of $93.7 million year over year
•Adjusted basic earnings per share (1) of $1.31, an increase of $0.25 year over year
•Adjusted diluted earnings per share (1) of $1.27, an increase of $0.23 year over year

Fiscal Q4 2025 Results:

•Net sales of $3.26 billion improved 0.5 percent year over year or 8.1 percent on a normalized 13-week basis
•Gross margin of 29.4 percent expanded 90 basis points year over year
•Net income of $39.2 million, including share-based compensation expense and related taxes of $77.6 million
•Net margin of 1.2 percent expanded 50 basis points year over year
•Basic earnings per share of $0.09, an increase of $0.03 year over year
•Diluted earnings per share of $0.09, an increase of $0.04 year over year
•Adjusted EBITDA (1) of $162.3 million, an increase of $37.8 million year over year
•Adjusted EBITDA margin (1) of 5.0 percent expanded 120 basis points year over year
•Adjusted net income (1) of $114.8 million, a decrease of $5.2 million year over year
•Adjusted basic earnings per share (1) of $0.28, a decrease of $0.01 year over year
•Adjusted diluted earnings per share (1) of $0.27, a decrease of $0.01 year over year

“We exited 2025 from a position of real strength: $12.6 billion in net sales or 8.3% growth(3), $719 million of adjusted EBITDA or 26% growth, record free cash flow of $562 million, and 21.3 million active customers," said Sumit Singh, Chief Executive Officer of Chewy. "That performance underscores the durability of the Chewy model and gives us confidence in our ability to deliver continued profitable growth, expanding margins, and strong cash generation in 2026 and beyond.”

Management will host a conference call and webcast to discuss Chewy’s financial results today at 8:00 am ET.

Chewy Fiscal Fourth Quarter and Full Year 2025 Financial Results Conference Call
When: Wednesday, March 25, 2026
Time: 8:00 am ET
Live webcast and replay: https://investor.chewy.com
Conference call registration: https://events.q4inc.com/analyst/578549296?pwd=LM0KiW7X

(1)    Adjusted EBITDA, adjusted EBITDA margin, adjusted net income, and adjusted basic and diluted earnings per share are non-GAAP financial measures. See “Non-GAAP Financial Measures” for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures.
(2)    Year over year decrease primarily related to the release of the valuation allowance on the Company’s U.S. federal and certain state deferred tax assets during Fiscal Year 2024, resulting in a $275.7 million tax benefit.
(3)    Excludes the impact of net sales during the 53rd week in Fiscal Year 2024.

About Chewy

Our mission is to be the most trusted and convenient destination for pet parents and partners everywhere. We believe that we are the preeminent online source for pet products, supplies and prescriptions as a result of our broad selection of high-quality products and services, which we offer at competitive prices and deliver with an exceptional level of care and a personal touch to build brand loyalty and drive repeat purchasing. We seek to continually develop innovative ways for our customers to engage with us, as our websites and mobile applications allow our pet parents to manage their pets’ health, wellness, and merchandise needs, while enabling them to conveniently shop for our products. We partner with approximately 4,000 of the best and most trusted brands in the pet industry, and we create and offer our own private brands. Through our websites and mobile applications, we offer our customers approximately 190,000 products and services offerings, to bring what we believe is a high-bar, customer-centric experience to our customers.

Forward-Looking Statements

This communication contains forward-looking statements about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this communication, including statements regarding our share repurchase program, our future results of operations or financial condition, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will” or “would” or the negative of these words or other similar terms or expressions, although not all forward-looking statements contain these identifying words.

Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could cause actual results to differ materially from those in such forward-looking statements, including but not limited to, our ability to: sustain our recent growth rates and successfully manage challenges to our future growth, including introducing new products or services, improving existing products and services, and expanding into new jurisdictions and offerings; successfully respond to business disruptions; successfully manage risks related to the macroeconomic environment, including any adverse impacts on our business operations, financial performance, supply chain, workforce, facilities, customer services and operations; acquire and retain new customers in a cost-effective manner and increase our net sales, improve margins and maintain profitability; manage our growth effectively; maintain positive perceptions of the Company and preserve, grow, and leverage the value of our reputation and our brand; limit operating losses as we continue to expand our business; forecast net sales and appropriately plan our expenses in the future; estimate our market share; strengthen our current supplier relationships, retain key suppliers, and source additional suppliers; negotiate acceptable pricing and other terms with third-party service providers, suppliers and outsourcing partners and maintain our relationships with such parties; mitigate changes in, or disruptions to, our shipping arrangements and operations; optimize, operate and manage the expansion of the capacity of our fulfillment centers; provide our customers with a cost-effective platform that is able to respond and adapt to rapid changes in technology; limit our losses related to online payment methods; maintain and scale our technology, the reliability of our websites, mobile applications, and network infrastructure, including through the use of artificial intelligence; maintain adequate cybersecurity with respect to our systems and retain third-party service providers that do the same with respect to their systems; maintain consumer confidence in the safety, quality and health of our products; limit risks associated with our suppliers and our outsourcing partners; comply with existing or future laws and regulations in a cost-efficient manner; utilize net operating loss and tax credit carryforwards, and other tax attributes; adequately protect our intellectual property rights; successfully defend ourselves against any allegations or claims that we may be subject to; attract, develop, motivate and retain highly-qualified and skilled employees; respond to economic conditions, industry trends, and market conditions, and their impact on the pet products market; reduce merchandise returns or refunds; respond to severe weather and limit disruption to normal business operations; manage new acquisitions, investments or alliances, and integrate them into our existing business; successfully compete in new offerings; manage challenges presented by international markets; successfully compete in the pet products and services health and retail industry, especially in the e-commerce sector; comply with the terms of our credit facility; raise capital as needed; and maintain effective internal control over financial reporting.

You should not rely on forward-looking statements as predictions of future events, and you should understand that these statements are not guarantees of performance or results, and our actual results could differ materially from those expressed in the forward-looking statements due to a variety of factors. We have based the forward-looking statements contained in this communication primarily on our current assumptions, expectations, and projections about future events and trends that we believe may affect our business, financial condition, and results of operations. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in the section titled “Risk Factors” included in Part I, Item 1A of our Annual Report on Form 10-K and in our other filings with the Securities and Exchange Commission, and elsewhere in this communication. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this communication. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this communication. While we believe that such information provides a reasonable basis for these statements, this information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements. The forward-looking statements made in this communication relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this communication to reflect events or circumstances after the date of this communication or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.

CHEWY, INC.
CONSOLIDATED BALANCE SHEETS
(in millions, except share and per share data)

	As of
	February 1, 2026	February 2, 2025
Assets
Current assets:
Cash and cash equivalents	$860.1	$595.8
Marketable securities	18.7	0.9
Accounts receivable	222.2	169.0
Inventories	864.8	836.7
Prepaid expenses and other current assets	70.0	60.0
Total current assets	2,035.8	1,662.4
Property and equipment, net	552.3	562.2
Operating lease right-of-use assets	467.9	450.4
Goodwill	39.4	39.4
Deferred tax assets	232.2	257.5
Other non-current assets	38.8	42.6
Total assets	$3,366.4	$3,014.5
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$1,221.4	$1,175.9
Accrued expenses and other current liabilities	1,080.2	1,030.8
Total current liabilities	2,301.6	2,206.7
Operating lease liabilities	518.7	502.4
Other long-term liabilities	48.2	43.9
Total liabilities	2,868.5	2,753.0
Stockholders’ equity:
Preferred stock, $0.01 par value per share, 5,000,000 shares authorized, no shares issued and outstanding as of February 1, 2026 and February 2, 2025	—	—
Class A common stock, $0.01 par value per share, 1,500,000,000 shares authorized, 238,647,144 and 193,892,875 shares issued and outstanding as of February 1, 2026 and February 2, 2025, respectively	2.4	1.9
Class B common stock, $0.01 par value per share, 395,000,000 shares authorized, 176,478,229 and 219,698,561 shares issued and outstanding as of February 1, 2026 and February 2, 2025, respectively	1.8	2.2
Additional paid-in capital	1,852.9	1,840.2
Accumulated deficit	(1,360.1)	(1,582.9)
Accumulated other comprehensive income	0.9	0.1
Total stockholders’ equity	497.9	261.5
Total liabilities and stockholders’ equity	$3,366.4	$3,014.5

CHEWY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in millions, except per share data)

	13 Weeks Ended	14 Weeks Ended	52 Weeks Ended	53 Weeks Ended
	February 1, 2026	February 2, 2025	February 1, 2026	February 2, 2025

Net sales	$3,264.7	$3,247.4	$12,601.5	$11,861.3
Cost of goods sold	2,305.0	2,321.4	8,847.6	8,393.6
Gross profit	959.7	926.0	3,753.9	3,467.7
Operating expenses:
Selling, general and administrative	684.6	700.7	2,674.7	2,551.0
Advertising and marketing	232.6	235.0	824.9	804.1
Total operating expenses	917.2	935.7	3,499.6	3,355.1
Income (loss) from operations	42.5	(9.7)	254.3	112.6
Interest and other (expense) income, net	(0.4)	7.0	9.0	39.1
Income (loss) before income tax provision (benefit)	42.1	(2.7)	263.3	151.7
Income tax provision (benefit)	2.9	(25.5)	40.5	(241.0)
Net income	$39.2	$22.8	$222.8	$392.7

Other comprehensive income
Net income	$39.2	$22.8	$222.8	$392.7
Foreign currency translation adjustments	0.4	(0.6)	0.8	0.5
Comprehensive income	$39.6	$22.2	$223.6	$393.2

Earnings per share attributable to common Class A and Class B stockholders:
Basic	$0.09	$0.06	$0.54	$0.93
Diluted	$0.09	$0.05	$0.52	$0.91
Weighted-average common shares used in computing earnings per share:
Basic	414.4	407.8	414.1	421.4
Diluted	424.1	424.1	425.8	431.0

CHEWY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)

	52 Weeks Ended	53 Weeks Ended
	February 1, 2026	February 2, 2025
Cash flows from operating activities
Net income	$222.8	$392.7
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	129.3	114.6
Share-based compensation expense	297.9	306.4
Non-cash lease expense	37.3	33.0
Change in fair value of equity warrants and investments	3.0	(1.5)
Provision for deferred taxes	28.6	(257.5)
Unrealized foreign currency (gains) losses, net	(0.2)	1.1
Other adjustments	8.0	1.0
Net change in operating assets and liabilities:
Accounts receivable	(53.1)	(15.1)
Inventories	(27.7)	(117.8)
Prepaid expenses and other current assets	(21.8)	(14.0)
Other non-current assets	(3.5)	3.5
Trade accounts payable	45.4	71.1
Accrued expenses and other current liabilities	53.0	109.7
Operating lease liabilities	(34.0)	(32.0)
Other long-term liabilities	6.6	1.1
Net cash provided by operating activities	691.6	596.3
Cash flows from investing activities
Capital expenditures	(129.2)	(143.8)
Proceeds from sales and maturities of marketable securities	24.0	538.4
Purchases of marketable securities	(41.4)	—
Other investing activities	(5.2)	—
Net cash (used in) provided by investing activities	(151.8)	394.6
Cash flows from financing activities
Repurchases of common stock	(262.5)	(942.8)
Income taxes paid for, net of proceeds from, parent reorganization transaction	(9.2)	(51.9)
Payments of secondary offering costs	(1.2)	(1.1)
Principal repayments of finance lease obligations	(0.2)	(0.9)
Other financing activities	(2.9)	—
Net cash (used in) provided by financing activities	(276.0)	(996.7)
Effect of exchange rate changes on cash and cash equivalents	0.5	(0.6)
Net increase (decrease) in cash and cash equivalents	264.3	(6.4)
Cash and cash equivalents, as of beginning of period	595.8	602.2
Cash and cash equivalents, as of end of period	$860.1	$595.8

Non-GAAP Financial Measures

To supplement our GAAP results, we present certain non-GAAP financial measures that management uses to evaluate operating performance, assess liquidity, and inform capital allocation decisions. These measures include Adjusted EBITDA and Adjusted EBITDA margin, Adjusted net income and Adjusted earnings per share, and Free cash flow.

Adjusted EBITDA excludes depreciation and amortization, share-based compensation and related taxes, income tax provision (benefit), interest income (expense), transaction-related costs, changes in the fair value of equity warrants, severance and exit costs, and other items not considered indicative of our core operations. Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of net sales.

Adjusted net income and Adjusted earnings per share exclude certain non-cash and non-recurring items, including share-based compensation and related taxes, releases of valuation allowances associated with deferred tax assets, changes in the fair value of equity warrants, and severance and exit costs.

Free cash flow represents net cash provided by operating activities less capital expenditures.

We believe these measures provide additional insight into the underlying trends in our business and facilitate comparisons across reporting periods. Reconciliations to the most directly comparable GAAP measures are provided below.

These non-GAAP measures have limitations and should not be considered in isolation or as a substitute for GAAP results. For example, Adjusted EBITDA does not reflect capital expenditures, working capital requirements, interest income (expense), income taxes, or share-based compensation, which remains a recurring component of our compensation structure. In addition, other companies may calculate non-GAAP measures differently, which may limit their comparability. Accordingly, these measures should be considered together with our GAAP financial statements and related disclosures.

Key Financial and Operating Data

We measure our business using both financial and operating data and use the following metrics and measures to assess the near-term and long-term performance of our overall business, including identifying trends, formulating financial projections, making strategic decisions, assessing operational efficiencies, and monitoring our business.

	13 Weeks Ended	14 Weeks Ended(1)		52 Weeks Ended	53 Weeks Ended(1)
(in thousands, except net sales per active customer, per share data, and percentages)	February 1, 2026	February 2, 2025	% Change	February 1, 2026	February 2, 2025	% Change
Financial and Operating Data
Net sales	$3,264.7	$3,247.4	0.5%	$12,601.5	$11,861.3	6.2%
Net income (2)	$39.2	$22.8	71.9%	$222.8	$392.7	(43.3)%
Net margin (2)	1.2%	0.7%		1.8%	3.3%
Adjusted EBITDA (3)	$162.3	$124.5	30.4%	$719.2	$570.5	26.1%
Adjusted EBITDA margin (3)	5.0%	3.8%		5.7%	4.8%
Adjusted net income (3)	$114.8	$120.0	(4.3)%	$540.5	$446.8	21.0%
Earnings per share, basic (2)	$0.09	$0.06	50.0%	$0.54	$0.93	(41.9)%
Earnings per share, diluted (2)	$0.09	$0.05	80.0%	$0.52	$0.91	(42.9)%
Adjusted earnings per share, basic (3)	$0.28	$0.29	(3.4)%	$1.31	$1.06	23.6%
Adjusted earnings per share, diluted (3)	$0.27	$0.28	(3.6)%	$1.27	$1.04	22.1%
Net cash provided by operating activities	$263.4	$207.5	26.9%	$691.6	$596.3	16.0%
Free cash flow (3)	$232.0	$156.6	48.1%	$562.4	$452.5	24.3%
Active customers (4)	21.327	20.514	4.0%	21.327	20.514	4.0%
Net sales per active customer (5)	$591	$578	2.2%	$591	$578	2.2%
Autoship customer sales (6)	$2,743.7	$2,617.3	4.8%	$10,497.1	$9,393.3	11.8%
Autoship customer sales as a percentage of net sales (6)	84.0%	80.6%		83.3%	79.2%
n/m - not meaningful
(1) Includes the impact of the 14th and 53rd week for Q4 and Fiscal Year 2024, respectively.
(2) Includes share-based compensation expense, including related taxes, of $77.6 million and $311.2 million for the thirteen and fifty-two weeks ended February 1, 2026, compared to $99.7 million and $332.1 million for the fourteen and fifty-three weeks ended February 2, 2025.

(3) Adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted basic and diluted earnings per share, and free cash flow are non-GAAP financial measures. See “Non-GAAP Financial Measures” below.

(4) We define active customers as the total number of individual customers who have ordered a product or service, and for whom a product has shipped or for whom a service has been provided, at least once during the preceding 364-day period.

(5) We define net sales per active customer as the aggregate net sales for the preceding four fiscal quarters, divided by the total number of active customers at the end of that period.
(6) We define Autoship customers as customers in a given fiscal quarter for whom an order has shipped through our Autoship subscription program during the preceding 364-day period. We define Autoship customer sales as a percentage of net sales as the Autoship customer sales in a given reporting period divided by the net sales from all orders in that period.

We define net margin as net income divided by net sales and adjusted EBITDA margin as adjusted EBITDA divided by net sales.

Adjusted EBITDA and Adjusted EBITDA Margin

The following table presents a reconciliation of net income to adjusted EBITDA, as well as the calculation of net margin and adjusted EBITDA margin, for each of the periods indicated:

(in thousands, except percentages)	13 Weeks Ended	14 Weeks Ended	52 Weeks Ended	53 Weeks Ended
Reconciliation of Net Income to Adjusted EBITDA	February 1, 2026	February 2, 2025	February 1, 2026	February 2, 2025
Net income	$39.2	$22.8	$222.8	$392.7
Add (deduct):
Depreciation and amortization	34.4	29.2	129.3	114.6
Share-based compensation expense and related taxes	77.6	99.7	311.2	332.1
Interest income, net	(4.6)	(3.8)	(15.2)	(35.1)
Change in fair value of equity warrants	—	(2.5)	2.6	(2.3)
Income tax provision (benefit)	2.9	(25.5)	40.5	(241.0)
Severance costs	0.4	—	6.3	—
Transaction related costs	9.8	0.7	13.2	1.6
Other	2.6	3.9	8.5	7.9
Adjusted EBITDA	$162.3	$124.5	$719.2	$570.5
Net sales	$3,264.7	$3,247.4	$12,601.5	$11,861.3
Net margin	1.2%	0.7%	1.8%	3.3%
Adjusted EBITDA margin	5.0%	3.8%	5.7%	4.8%

Adjusted Net Income and Adjusted Basic and Diluted Earnings per Share

The following table presents a reconciliation of net income to adjusted net income, as well as the calculation of adjusted basic and diluted earnings per share, for each of the periods indicated:

(in thousands, except per share data)	13 Weeks Ended	14 Weeks Ended	52 Weeks Ended	53 Weeks Ended
Reconciliation of Net Income to Adjusted Net Income	February 1, 2026	February 2, 2025	February 1, 2026	February 2, 2025
Net income	$39.2	$22.8	$222.8	$392.7
Add (deduct):
Share-based compensation expense and related taxes	77.6	99.7	311.2	332.1
Change in fair value of equity warrants	—	(2.5)	2.6	(2.3)
Deferred tax asset valuation allowance release	(2.4)	—	(2.4)	(275.7)
Severance costs	0.4	—	6.3	—
Adjusted net income	$114.8	$120.0	$540.5	$446.8
Weighted-average common shares used in computing adjusted earnings per share:
Basic	414.4	407.8	414.1	421.4
Effect of dilutive share-based awards	9.7	16.3	11.7	9.6
Diluted	424.1	424.1	425.8	431.0
Earnings per share attributable to common Class A and Class B stockholders
Basic	$0.09	$0.06	$0.54	$0.93
Diluted	$0.09	$0.05	$0.52	$0.91
Adjusted basic	$0.28	$0.29	$1.31	$1.06
Adjusted diluted	$0.27	$0.28	$1.27	$1.04

Free Cash Flow

The following table presents a reconciliation of net cash provided by operating activities to free cash flow for each of the periods indicated:

(in millions)	13 Weeks Ended	14 Weeks Ended	52 Weeks Ended	53 Weeks Ended
Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow	February 1, 2026	February 2, 2025	February 1, 2026	February 2, 2025
Net cash provided by operating activities	$263.4	$207.5	$691.6	$596.3
Deduct:
Capital expenditures	(31.4)	(50.9)	(129.2)	(143.8)
Free Cash Flow	$232.0	$156.6	$562.4	$452.5

Free cash flow may be affected in the near to medium term by the timing of capital investments (such as the launch of new fulfillment centers, pharmacy facilities, veterinary clinics, customer service infrastructure, and corporate offices and purchases of IT and other equipment), fluctuations in our growth and the effect of such fluctuations on working capital, and changes in our cash conversion cycle due to increases or decreases of vendor payment terms as well as inventory turnover.

Investor Contact:
ir@chewy.com

Media Contact:
Diane Pelkey
dpelkey@chewy.com